SMITH BARNEY MANAGED MUNICIPALS FUND
                                10f-3 REPORT
                 September 1, 2002 through November 28, 2002


                    Trade                     Par      	Purchase     % of
Issuer              Date  Selling Dealer      Amount     Price	    Issue (1)

Bi-State Missouri-  11/12/02 UBS PaineWebber LLC $13,000,000 $100.00 4.79%A
 Illinois Metrolink Development
 Agency, County B
 5.000% due 10/1/2032

California State Department  11/7/02  SunAmerica Inc.
 Water Resource Power
 Supply, Series A:
 5.125% due 5/1/2018				10,000,000      99.207
 5.125% due 5/1/2019				5,090,000	98.414
 5.250% due 5/1/2020				3,155,000       98.983
 5.375% due 5/1/2021				5,000,000	99.592
 5.375% due 5/1/2022				5,000,000	98.750
						$28,245,000            1.87%B

(1) Represents purchases by affiliated funds; may not exceed 25% of the principal amount of the offering.

A-Includes purchases of $2,000,000 by other Smith Barney Mutual Funds. B-Includes purchases of $22,500,000 by other Smith Barney Mutual Funds.

			SMITH BARNEY MANAGED MUNICIPALS FUND
                                10f-3 REPORT
                  December 1, 2002 through February 28, 2003


                Trade                         Par       Purchase  	% of
Issuer          Date      Selling Dealer      Amount    Price	     Issue (1)

New York State       12/6/02  First Albany Corp  $3,000,000  $99.345   1.10%A
 Urban Development Corp, Personal
 Income Tax Revenue, Series
 C1, 5.000% due 3/15/24

New York State       12/19/02 Morgan Stanley     13,000,000   98.632    2.25B
 Dormitory Authority, Personal Income
 Tax, 5.000% due 3/15/32

Golden State Corp  1/16/03    Bear Stearns       50,000,000   96.709    2.74C
 6.750% due 6/1/39

Golden State	   1/16/03    Bear Stearns       20,000,000   95.040    0.76
 Tobacco California
 Tobacco Settlement 2003 A1
 6.625% due 6/1/40

(1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.

A - Includes purchases of $1,000,000 by other Smith Barney Mutual Funds. B - Includes purchases of $2,000,000 by other Smith Barney Mutual Funds. C - Includes purchases of $22,000,000 by other Smith Barney Mutual Funds.